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Table of Contents Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-238897

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell these securities nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 3, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated June 3, 2020)

$300,000,000

TRI Pointe Group, Inc.

        % Senior Notes due 2028

         We are offering $300 million aggregate principal amount of our        % Senior Notes due 2028 (the "notes"). The notes will bear interest at a fixed rate of        % per annum. We will pay interest semi-annually on the notes on                and                of each year until maturity, beginning on                        , 2020. The notes will mature on                        , 2028 unless earlier redeemed.

         We may redeem some or all of the notes at any time prior to the scheduled maturity of the notes at a price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, plus a "make-whole" premium. If the notes are redeemed on or after the date that is six months prior to the maturity date of the notes, the redemption price will equal 100% of the principal amount being redeemed plus accrued and unpaid interest, if any, to the redemption date. See "Description of the Notes—Optional Redemption". If we experience certain change of control triggering events, we will be required to offer to purchase the notes at a repurchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date. See "Description of the Notes—Change of Control."

         Our obligations under the notes will be, jointly and severally, guaranteed by all of our wholly owned domestic subsidiaries to the extent they currently guarantee our credit facility. The notes and the guarantees, respectively, will be our and the guarantors' unsubordinated unsecured obligations and will rank pari passu in right of payment to all of our and the guarantors' existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the notes (including our credit facility and our existing 4.875% Senior Notes due 2021, 5.875% Senior Notes due 2024 and 5.250% Senior Notes due 2027), and will rank senior in right of payment to any future indebtedness of us or any guarantor that provides by its terms that it is subordinated in right of payment to the notes and the guarantees. The notes and the guarantees will be effectively subordinated to all of our and the guarantors' existing and future secured indebtedness to the extent of the assets securing such indebtedness. The notes and the guarantees will be structurally subordinated to the indebtedness of any of our and the guarantors' subsidiaries that do not guarantee the notes.

         There is no sinking fund for the notes. The notes will be issued in registered form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

         Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-14 of this prospectus supplement, in the accompanying base prospectus and in the documents filed with the U.S. Securities and Exchange Commission (the "SEC") and incorporated by reference herein.

Per Note	Total
Public offering price(1)%	$
Underwriting discounts and commissions(2)%	$
Proceeds to us before expenses %	$

(1)
Plus accrued interest, if any, from June     , 2020.

(2)
See "Underwriting" for a description of the compensation payable to the underwriters.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

         The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

         We expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V, on or about June     , 2020.

Joint Book-Running Managers

Citigroup		J.P. Morgan
Wells Fargo Securities	Credit Suisse	US Bancorp

Co-Managers

Fifth Third Securities	SunTrust Robinson Humphrey

BMO Capital Markets	Regions Securities LLC	Zelman Partners LLC

June     , 2020

Prospectus Supplement

Prospectus

        We have not, and the underwriters have not, authorized anyone else to provide you with information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or to make additional representations. Neither we nor the underwriters take any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. If you are in a jurisdiction in which offers to sell, or solicitations of offers to purchase, the notes offered by this prospectus supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement does not extend to you. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on their respective filing or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

        Unless otherwise noted, or the context otherwise requires, "TRI Pointe" and the terms the "Company," "we," "us" and "our" refer collectively to TRI Pointe Group, Inc. and its consolidated subsidiaries. Prior to any purchase of our notes hereunder, you should read this prospectus supplement and the accompanying prospectus, together with the additional information incorporated by reference herein and therein, as described in the section entitled "Incorporation of Certain Documents by Reference."

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which do not apply to this offering of the notes. If the description of the debt securities we may offer in the accompanying prospectus is different from the description of this offering of the notes in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

        You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement before deciding whether to invest in the notes offered by this prospectus supplement.

        You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered hereby.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the notes offered hereby, reference is hereby made to the registration statement. Our SEC filings, including the complete registration statement of which this prospectus supplement and the accompanying prospectus are a part, are available to the public on the SEC's internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. Our filings are also available, free of charge, on our website at www.tripointegroup.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

        Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (other than portions of these documents that are either (i) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items):

  •
  TRI Pointe's Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 19, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 13, 2020, incorporated by reference therein);

  •
  TRI Pointe's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on April 23, 2020; and

  •
  TRI Pointe's Current Reports on Form 8-K or Form 8-K/A filed on January 2, 2020, January 3, 2020, April 23, 2020 (other than Item 2.02), May 15, 2020 and June 2, 2020.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

        Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference. You should direct requests to the Company at the following address and telephone number: 19540 Jamboree Road, Suite 300, Irvine, California 92612, Attention: Investor Relations, Telephone: (949) 478-8696. You may also obtain these documents from the SEC or through the SEC's website, as described above.

        Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our condensed consolidating financial statements and the related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, and in the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

        TRI Pointe was founded in April 2009, near the end of an unprecedented downturn in the national homebuilding industry. Since then, we have grown from a Southern California fee homebuilder into a regionally focused national homebuilder and one of the top ten largest public homebuilders in the United States based on revenue, with a portfolio of the following six quality homebuilding brands operating in 18 markets across ten states:

  •
  Maracay in Arizona;

  •
  Pardee Homes in California and Nevada;

  •
  Quadrant Homes in Washington;

  •
  Trendmaker Homes in Texas;

  •
  TRI Pointe Homes in California, Colorado and the Carolinas; and

  •
  Winchester Homes in Maryland and Virginia.

        Our growth strategy is to capitalize on high demand in selected "core" markets with favorable population and employment growth as a result of proximity to job centers or primary transportation corridors. As of December 31, 2019, our operations consisted of 137 active selling communities and 30,029 lots owned or controlled. Our construction expertise across an extensive product offering allows us flexibility to pursue a wide array of land acquisition opportunities and appeal to a broad range of potential homebuyers, including buyers of entry-level, move-up, luxury and active adult homes. As a result, we build across a variety of base sales price points, ranging from approximately $190,000 to $2.0 million, and home sizes, ranging from approximately 1,200 to 5,520 square feet. For the years ended December 31, 2019 and 2018, we delivered 4,921 and 5,071 homes, respectively, and the average sales price of our new homes delivered was approximately $624,000 and $640,000, respectively.

Corporate Information

        Our principal executive offices are located at 19540 Jamboree Road, Suite 300, Irvine, California 92612, and our telephone number is (949) 438-1400.

Recent Developments

Impact of COVID-19 and Business Outlook

        The outbreak of the novel coronavirus ("COVID-19") pandemic and the measures taken by governmental authorities to contain its spread have resulted in substantial adverse effects on the United States economy, and while we cannot predict with any certainty what the future will hold, we expect that the United States will experience an economic recession along with financial stress that is reminiscent of the 2008 global financial crisis. The full impact of COVID-19 on the United States economy and our business and operations remains unknown, as the velocity of this economic slowdown and the subsequent job losses are unique and historical in many ways. While we expect that the homebuilding industry will be impacted by these events, given the dynamic nature of the situation, we cannot reasonably estimate the duration and severity of such impact. However, we anticipate that such impacts may include reduced consumer confidence, difficulties in obtaining financing for potential homebuyers, shortages of or increased costs associated with obtaining building materials, increased unemployment levels, declining wage growth and fluctuating interest rates. The uncertainty surrounding the containment of this virus, in the form of testing, vaccination and/or treatments, is a key unknown, and the ultimate strategy adopted to address the pandemic will substantially impact the form of any resulting economic recovery. Similarly, the extent of the impact of COVID-19 on our liquidity and operational and financial performance will depend on, among other things, existing and future federal, state and local restrictions regarding virus containment, as we believe these factors are highly correlated with consumer strength as it relates to employment and economic well-being.

        In recent weeks, applicable authorities in the State of Washington and the Bay Area in California issued orders that required us to cease construction activities. While, as of the date of this prospectus supplement, authorities in such jurisdictions have permitted us to resume construction activities, we anticipate that any further such orders restricting construction activities will have a material and adverse impact on our ability to meet applicable development and construction timelines, as well as sales activity, in applicable markets in the event such prohibitions remain in effect for a significant duration. While we continue to build and sell homes in all of our markets, net new home orders and traffic in our sales offices have both slowed significantly due to the impact of COVID-19, though both have continued to improve over the last several weeks. With the recent near shutdown of large portions of our national economy, and notwithstanding recent improvements in our home sales, our home sales may continue to be negatively impacted and both incentives and cancellations may increase, even while we maintain and enhance our sales, construction and closing operations. Further, the new protocols we implemented in response to the WHO declaration and governmental shelter-in-place orders affected our business and operations during the last several weeks of the first quarter of 2020, and continue to affect our business and operations as of the date of this prospectus supplement, in many regards, including by delaying home deliveries, requiring a substantial investment of time and resources by our management and organization and causing other material disruptions to our normal operations.

        As of March 31, 2020, we had total liquidity of $677.5 million. We have implemented a strategy to maximize operating cash flows and maintain our existing liquidity by reducing or deferring cash expenditures as much as possible, including negotiating with land sellers and developers to extend the closing date of land acquisitions and lot take-downs, postponing land development activities for certain communities and evaluating cost-reduction measures. In furtherance thereof, as previously disclosed in the Current Report on Form 8-K that we filed with the SEC on May 15, 2020, we implemented a workforce reduction in mid-May 2020 in order to reduce our staffing levels to be more in line with anticipated volume levels due to the impact of COVID-19 on our business and implemented temporary reductions in the base salaries of our senior management team and in the compensation of our non-employee directors.

        During the latter part of March 2020, we began to feel the negative impacts of COVID-19 on our business operations and financial performance. In March 2020, net new home orders were 433 compared to 556 for the prior-year period, a decrease of 22%. Although such negative impacts persisted through April and May 2020, we experienced significant improvements in weekly net new home order volumes beginning in mid-April 2020. In April 2020, net new home orders were 235 compared to 507 for the prior-year period, a decrease of 54%. In May 2020, net new home orders were 472 compared to 498 for the prior-year period, a decrease of 5%. The rate of cancellations as a percentage of gross orders was 22%, 36% and 23% for the months of March, April and May 2020, respectively.

Tender Offer

        Concurrently with this offer, we commenced a cash tender offer (the "tender offer") for any and all of the $300 million outstanding aggregate principal amount of our previously issued 4.875% Senior Notes due 2021 (the "2021 Notes"). Citigroup Global Markets Inc. has been engaged as dealer manager for the tender offer. The tender offer is made upon the terms and subject to the conditions set forth in an offer to purchase, dated as of June 3, 2020 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the accompanying notice of guaranteed delivery (together with the Offer to Purchase, the "Tender Offer Documents"). The tender offer will expire at 5:00 p.m. (Eastern time) on June 9, 2020. Holders of 2021 Notes who validly tender, and who do not validly withdraw, their 2021 Notes, at any time at or prior to the expiration of the tender offer and deliver the documentation detailed in the Tender Offer Documents by the applicable dates, and whose 2021 Notes are accepted for purchase by us will receive total consideration for their tendered 2021 Notes in the amount set forth in the Tender Offer Documents. The tender offer is expected to settle on June 10, 2020. The 2021 Notes purchased in the tender offer will be retired and cancelled.

        The tender offer is subject to a number of conditions as set forth in the Tender Offer Documents, including the successful completion, after the date hereof and prior to the expiration of the tender offer, of an offering of a new series of notes, on terms satisfactory to us, in our sole discretion, including, but not limited to, the receipt of an amount of gross proceeds sufficient to fund the purchase of the aggregate principal amount of the 2021 Notes validly tendered and not validly withdrawn, but excluding any additional amount to fund the aggregate tender offer consideration and accrued and unpaid interest, if any, in respect of all 2021 Notes tendered and accepted for purchase in the tender offer and estimated fees and expenses relating to the tender offer, which we expect to fund with cash on hand. We may waive any of the conditions in our sole discretion or, subject to applicable law, extend, terminate or otherwise amend the tender offer.

        We intend to use the net proceeds from the sale of the notes, in addition to cash on hand, to finance the tender offer. To the extent any net proceeds exceed the amount used to repurchase the 2021 Notes in the tender offer, we intend to use the net proceeds for general corporate purposes, including the repayment of our outstanding indebtedness. See "Use of Proceeds." The offering of the notes is not conditioned on the completion of the tender offer. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the debt securities subject to the tender offer.

 THE OFFERING

Issuer	TRI Pointe Group, Inc., a Delaware corporation
Securities	$300 million aggregate principal amount of % Senior Notes due 2028
Maturity	June , 2028
Interest Rate	The notes will bear interest from June , 2020 at the rate of % per annum, payable semi-annually in arrears.
Interest Payment Dates	and of each year, beginning on , 2020.
Record Dates	Interest on the notes will be paid to holders of record at the close of business on each and immediately preceding each interest payment date.
Ranking	The notes will be our general unsecured, unsubordinated obligations. Accordingly, they will rank:
• senior in right of payment to any of our future subordinated indebtedness to the extent that such indebtedness provides by its terms that it is subordinated in right of payment to the notes;

•

pari passu in right of payment with any of our existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the notes, including the 2021 Notes, our previously issued $450 million aggregate principal amount of 5.875% Senior Notes due 2024 (the "2024 Notes") and our previously issued $300 million aggregate principal amount of 5.250% Senior Notes due 2027 (the "2027 Notes" and together with the 2021 Notes and the 2024 Notes, the "Existing Senior Notes") and our credit facility;

• effectively subordinated to our existing and future secured indebtedness, to the extent of the value of our assets securing such indebtedness; and
• structurally subordinated to any existing and future indebtedness and other liabilities and preferred stock of our subsidiaries that do not guarantee the notes.
As of March 31, 2020, we had total indebtedness of approximately $1.8 billion, with approximately $53.4 million of unused availability under our revolving credit facility.
Note Guarantees

Our obligations under the notes will be guaranteed, jointly and severally, by all of our wholly owned domestic subsidiaries to the extent they currently guarantee our credit facility. Each guarantee of the notes will be an unsecured, unsubordinated obligation of that guarantor and will rank:

•

senior in right of payment to any future subordinated indebtedness of that guarantor to the extent that such indebtedness provides by its terms that it is subordinated in right of payment to such guarantor's guarantee of the notes;

•

pari passu in right of payment with any existing and future indebtedness and other liabilities of that guarantor that are not by their terms subordinated in right of payment to the notes and our Existing Senior Notes and our credit facility;

• effectively subordinated to that guarantor's existing and future secured indebtedness, to the extent of the value of the assets of such guarantor securing such indebtedness; and
• structurally subordinated to all of the liabilities and preferred stock of any subsidiaries of such guarantor that do not guarantee the notes.
Optional Redemption

We may redeem some or all of the notes at any time prior to the scheduled maturity of the notes at a price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, plus a "make-whole" premium described under "Description of the Notes."

If the notes are redeemed on or after the date that is six months prior to the maturity date of the notes, the redemption price will equal 100% of the principal amount being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

See "Description of the Notes—Optional Redemption".
Certain Covenants

We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability to take certain actions, including, but not limited to, the creation of certain liens securing debt, the entry into certain sale-leaseback transactions and engaging in certain merger, consolidation and asset sale transactions. The terms of the indenture do not limit our ability to incur additional indebtedness, senior, structurally senior or otherwise. See "Description of the Notes—Certain Covenants."

Change of Control Triggering Event

If we experience certain change of control triggering events, we must make an offer to each holder to repurchase the notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the purchase date. See "Description of the Notes—Change of Control."

Use of Proceeds

We expect to receive net proceeds of approximately $         million from the sale of the notes offered hereby after deducting transaction fees and expenses. We intend to use the net proceeds from the sale of the notes, in addition to cash on hand, to finance the tender offer described under "Recent Developments." To the extent any net proceeds exceed the amount used to repurchase the 2021 Notes in the tender offer, we intend to use the net proceeds for general corporate purposes, including the repayment of our outstanding indebtedness. See "Use of Proceeds."

Form of Notes

The notes will be issued in registered, book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V and registered in the name of the common depositary or its nominee. Except in the limited circumstances described under "Description of the Notes—Book-Entry; Delivery and Form," owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered to be holders of notes under the indenture. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Absence of Public Market for the Notes

The notes are new securities and there is currently no established trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained. See "Underwriting."

Risk Factors

You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading "Risk Factors" beginning on page S-14 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in the notes offered hereby.

Governing Law	The indenture governing the notes is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

SUMMARY FINANCIAL INFORMATION

Summary of Selected Historical Financial and Operating Data of TRI Pointe

        The following summary of selected historical financial data of TRI Pointe as of and for the three months ended March 31, 2020 and for the three months ended March 31, 2019 has been derived from the unaudited consolidated financial statements of TRI Pointe which are incorporated by reference into this prospectus supplement and is not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. The summary of selected historical financial data for the twelve months ended March 31, 2020 has been calculated by adding TRI Pointe's historical financial data for the year ended December 31, 2019 and the three months ended March 31, 2020 and subtracting TRI Pointe's historical financial data for the three months ended March 31, 2019 and is not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. TRI Pointe's management believes that the unaudited financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the results as of and for the interim periods presented. The selected financial data as of and for the years ended December 31, 2019, 2018, and 2017 have been derived from the audited consolidated financial statements of TRI Pointe which are incorporated by reference into this prospectus supplement. This information is only a summary and should be read in conjunction with the audited and unaudited consolidated financial statements of TRI Pointe and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports filed by TRI Pointe with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,			For the Twelve Months Ended March 31, 2020
	2020	2019	2019	2018	2017
	(dollar amounts in thousands)
Statement of Operations Data:
Home sales revenue	$594,838	$492,703	$3,069,375	$3,244,087	$2,732,299	$3,171,510
Homebuilding gross margin	$121,956	$71,167	$606,667	$707,188	$559,048	$657,456
Homebuilding gross margin %	20.5%	14.4%	19.8%	21.8%	20.5%	20.7%
SG&A expense	$82,474	$77,586	$352,309	$342,297	$274,830	$357,197
SG&A expense as a % of home sales revenue	13.9%	15.7%	11.5%	10.6%	10.1%	11.3%

Net income available to common stockholders	$31,883	$71	$207,187	$269,911	$187,191	$238,999

Other Financial Data:
EBITDA(1)	$63,982	$19,513	$381,218	$473,139	$408,203	$425,687
Adjusted EBITDA(1)	$67,956	$28,150	$420,899	$511,534	$439,932	$460,705
Balance Sheet Data:
Cash and cash equivalents	$624,129	$148,782	$329,011	$277,696	$282,914
Real estate inventories	$3,194,148	$3,242,678	$3,065,436	$3,216,059	$3,105,553
Debt	$1,784,925	$1,412,463	$1,283,985	$1,410,804	$1,471,302
Stockholders' equity	$2,115,281	$2,057,023	$2,186,530	$2,056,924	$1,929,722
Book capitalization	$3,900,206	$3,469,486	$3,470,515	$3,467,728	$3,401,024

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures which the management of TRI Pointe believes are useful as measures of its ability to service debt and obtain financing. The following table calculates the non-GAAP measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income before (a) interest expense, (b) amortization of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation, (f) real estate inventory impairments and lot option abandonments, (g) legal settlements, (h) unconsolidated joint venture impairments, (i) transaction expenses and (j) restructuring charges. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently.

        The following table reconciles net income, as reported and prepared in accordance with GAAP, to EBITDA and Adjusted EBITDA (unaudited):

	For the Three Months Ended March 31,
			For the Year Ended December 31,
						For the Twelve Months Ended March 31, 2020
	2020	2019	2019	2018	2017
	(in thousands)
Net income available to common stockholders	$31,883	$71	$207,187	$269,911	$187,191	$238,999
Interest expense:
Interest incurred	20,779	23,373	89,691	91,631	84,264	87,097
Interest capitalized	(20,779)	(23,373)	(89,691)	(91,631)	(84,264)	(87,097)
Amortization of interest in cost of sales	16,822	14,333	81,735	83,579	65,245	84,224
Provision for income taxes	9,821	24	63,900	90,552	152,267	73,697
Depreciation and amortization	5,456	5,085	28,396	29,097	3,500	28,767

EBITDA	63,982	19,513	381,218	473,139	408,203	425,687

Amortization of stock-based compensation	3,625	3,435	14,806	14,814	15,906	14,996
Real estate inventory impairments and lot option abandonments	349	5,202	24,875	5,085	2,053	20,022
Legal settlement	—	—	—	17,500	—	—
Unconsolidated joint venture impairment	—	—	—	—	13,182	—
Transaction expenses	—	—	—	686	—	—
Restructuring charges	—	—	—	310	588	—

Adjusted EBITDA	$67,956	$28,150	$420,899	$511,534	$439,932	$460,705

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, contain and incorporate by reference certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our current intentions, beliefs, expectations and predictions for the future, and you should not place undue reliance on these statements. These statements use forward-looking terminology, are based on various assumptions made by us, and may not be accurate because of risks and uncertainties surrounding the assumptions that are made.

        Factors listed in this section—as well as other factors not included—may cause actual results to differ significantly from the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. There is no guarantee that any of the events anticipated by the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus will occur, or if any of the events occurs, there is no guarantee what effect it will have on our operations, financial condition, or share price.

        We undertake no, and hereby disclaim any, obligation to update or revise any forward-looking statements, unless required by law. However, we reserve the right to make such updates or revisions from time to time by press release, periodic report, or other method of public disclosure without the need for specific reference to this prospectus supplement and the accompanying prospectus. No such update or revision shall be deemed to indicate that other statements not addressed by such update or revision remain correct or create an obligation to provide any other updates or revisions.

Statements

        Forward-looking statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus are generally accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "future," "goal," "intend," "likely," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," "would," or other words that convey the uncertainty of future events or outcomes. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, the outcome of legal proceedings, the anticipated impact of natural disasters or contagious diseases on our operations, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, capital spending and the anticipated use of the proceeds of the offering.

Risks, Uncertainties and Assumptions

        The major risks and uncertainties—and assumptions that are made—that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:

  •
  the effects of the COVID-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of COVID-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19;

  •
  the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;

  •
  market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

  •
  the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels;

  •
  access to adequate capital on acceptable terms;

  •
  geographic concentration of our operations, particularly within California;

  •
  levels of competition;

  •
  the successful execution of our internal performance plans, including restructuring and cost reduction initiatives;

  •
  raw material and labor prices and availability;

  •
  oil and other energy prices;

  •
  the effect of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries;

  •
  the effect of weather, including the re-occurrence of drought conditions in California;

  •
  the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;

  •
  the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as COVID-19;

  •
  transportation costs;

  •
  federal and state tax policies;

  •
  the effect of land use, environment and other governmental laws and regulations;

  •
  legal proceedings or disputes and the adequacy of reserves;

  •
  risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects;

  •
  changes in accounting principles;

  •
  risks related to unauthorized access to our computer systems, theft of our homebuyers' confidential information or other forms of cyber-attack; and

  •
  other factors described in "Risk Factors."

RISK FACTORS

        An investment in our notes involves a high degree of risk. Please see the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks, any risks set forth in the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Our business, liquidity, financial condition or results of operations (individually and collectively referred to in these risk factors as "Financial Performance") could be materially adversely affected by any of these risks. In addition, please read "Forward-Looking Statements" in this prospectus supplement and accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our Financial Performance.

        In addition to the risks relating to us described in our reports described above and any subsequent filings incorporated by reference herein or that otherwise modify or supplement this prospectus supplement or the accompanying prospectus, the following are additional risks relating to an investment in our notes offered hereby.

Risks Related to Our Business

         Our Financial Performance has been and may continue to be materially and adversely affected by the ongoing COVID-19 pandemic.

        In March 2020, the World Health Organization declared the outbreak of COVID-19, a novel strain of coronavirus first identified in Wuhan, China in December 2019, a pandemic. This outbreak, which has spread widely throughout the United States and nearly all other regions of the world, has prompted federal, state and local governmental authorities in the United States to declare states of emergency and institute preventative measures to contain and/or mitigate the public health effects. These preventative measures, which include quarantines, shelter-in-place orders and similar mandates that substantially restrict daily activities for many individuals, as well as orders calling for the closure and/or curtailment of operations for many businesses, have caused and continue to cause significant disruption to businesses in affected areas, as well as the financial markets both globally and in the United States, more broadly.

        In response to the COVID-19 pandemic and measures taken by applicable governmental authorities, in mid-March 2020, we began encouraging all employees at our corporate and division offices whose duties could be performed from home to work remotely until further notice, transitioned all of our new home galleries and design studios to appointment-only with pre-screened individuals or virtual appointments, instituted mandatory social distancing and hygiene/sanitation guidelines in accordance with recommended protocols throughout the organization (including in our new home galleries and design studios, and with respect to trade partners and their employees on our jobsites) and postponed non-essential customer care service and warranty requests. While we believe these measures were advisable and in the best interests of our employees, trade partners, customers and communities, such measures, in combination with other factors, reduced traffic in our new home galleries and design studios, slowed the pace of our home sales, delayed home deliveries and caused other material disruptions to our normal operations, including a substantial investment of time and resources by our management and organization, and may continue to do so during the pendency of such measures. We have begun to transition substantially all of our employees back to our corporate and division offices, have resumed non-essential customer care service and warranty requests in substantially all of our markets, and, to the extent permitted by applicable law, are no longer appointment-only in many of our new home galleries. However, in the event that we believe it is advisable to re-implement such measures in all or some of our markets in response to a resurgence of COVID-19 or orders by applicable governmental authorities, we may experience further negative impacts on our business and operations. Additionally, certain of our service providers and trade partners have instituted or may institute similar preventative measures, which could result in reductions in the availability, capacity and/or efficiency of the services upon which we depend for our operations, which could materially and adversely affect our Financial Performance. Further, in the event any of our employees, and/or employees of our service providers or trade partners, contract COVID-19 or are otherwise compelled to self-quarantine, we may experience shortages in labor and services that we require for our operations.

        While residential homebuilding operations are currently exempt from the application of "stay-at-home" orders in all of our markets, existing and future orders by governmental authorities in any of our markets may require us to cease our homebuilding operations for an uncertain or indefinite period of time, which could significantly affect new home orders and deliveries and negatively impact our home sales revenue in such markets. For example, in late March 2020 and until recently, authorities in Seattle, Washington and the Bay Area in California revised existing restrictions against non-essential business activities to extend to most residential construction activities. As a result, our TRI Pointe Homes—Bay Area and Quadrant Homes divisions were prohibited for several weeks from engaging in residential construction activities. We anticipate that further such orders will have a material and adverse impact on our ability to meet applicable development and construction timelines, as well as sales activity, in applicable markets in the event such prohibitions remain in effect for a significant duration.

        We may also be materially and adversely affected by the disruptions to U.S. and local economies that result from the COVID-19 pandemic, including reduced consumer confidence, availability of financing for potential homebuyers, shortages of or increased costs associated with obtaining building materials, unemployment levels, wage growth and fluctuating interest rates. The COVID-19 pandemic has also resulted in substantial volatility in U.S. and international debt and equity markets and has caused significant decreases in the market prices of equity securities, including our common stock. The possibility of a prolonged recession or economic downturn could result in, among other things, a decrease in demand and prices for our homes; an increase in selling incentives required to sell homes; an oversupply of new and existing homes available for sale; increased home order cancellation rates; diminished value of our real estate investments, including potential impairments, write downs or dispositions of real estate assets, or lot option abandonments; and an inability to access our credit facility, service or refinance our existing indebtedness or access the debt and equity capital markets on commercially reasonable terms or at all.

        Ultimately, the effects of the COVID-19 pandemic on our business and Financial Performance, which are highly uncertain and cannot be predicted, will depend upon future developments, including the severity of COVID-19 and the duration of the outbreak; the duration of existing social distancing and shelter-in-place orders; further mitigation strategies taken by applicable government authorities; the availability of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain; the health of our employees, service providers and trade partners; and the reactions of U.S. and global markets and their effects on consumer confidence and spending. Such adverse effects, however, may include decreases in home sales revenue, new home deliveries, average sales prices of homes, homebuilding gross margin percentages, active selling communities and backlog units, and increases in cancellation rates of home sales contracts, which may materially impact our Financial Performance during the second quarter of 2020 and beyond, as well as our ability to satisfy the covenants in our existing and any future debt agreements, including our credit facility, and service our outstanding indebtedness. The impact of COVID-19 may also exacerbate other risks discussed in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2019, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, any of which could have a material effect on us.

Risks Related to the Notes

         We have a significant amount of indebtedness, which could adversely affect our Financial Performance.

        As of March 31, 2020, we had total indebtedness of approximately $1.8 billion, with approximately $53.4 million of unused availability under our revolving credit facility. Our ability to make payments on indebtedness, to repay existing indebtedness when due and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future. Our ability to produce cash from operations will be subject to a number of risks, including:

  •
  the effects of the ongoing COVID-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of COVID-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19;

  •
  demand for housing;

  •
  availability of land parcels appropriate for development of single-family homes;

  •
  our ability to compete effectively with large national and regional homebuilding companies, smaller local homebuilders and the resale, or "previously owned," home market;

  •
  our ability to develop communities successfully and within expected timeframes; and

  •
  homebuyers' ability to obtain suitable financing for their home purchases.

        Our substantial debt service obligations could have important material consequences to you, including the following:

  •
  limiting our ability to borrow money or sell stock to fund working capital, capital expenditures, debt service requirements, acquisitions, technological initiatives and other general corporate purposes;

  •
  making it more difficult for us to make payments on indebtedness and satisfy obligations under the notes;

  •
  increasing our vulnerability to general economic downturns, including any downturn that results from the ongoing COVID-19 pandemic, and industry conditions and limiting our ability to withstand competitive pressure;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business or the homebuilding industry;

  •
  limiting our ability to increase our capital expenditures;

  •
  reducing the amount of cash available for working capital needs, capital expenditures for existing and new markets and other corporate purposes by requiring us to dedicate a substantial portion of cash flow from operations to the payment of principal of, and interest on, indebtedness; and

  •
  placing us at a competitive disadvantage to our competitors who are less leveraged.

        Any of these risks could impair our ability to fund operations or limit our ability to expand our business as planned, which could have a material adverse effect on our Financial Performance.

         We may incur additional indebtedness. This could further exacerbate the risks associated with our leverage.

        We may be able to incur significantly more debt if market conditions and contractual obligations permit, which could further reduce the cash available to invest in operations, as a result of increased debt service obligations. The terms of the agreements and indentures governing our long-term indebtedness, including the indenture governing the notes offered hereby, allow for the incurrence of additional indebtedness, subject to specified limitations. The more leveraged we become, the more we, and in turn the holders of our indebtedness, become exposed to the risks described above in the risk factor entitled "We have a significant amount of indebtedness, which could adversely affect our Financial Performance."

        Under distressed market or other conditions, there can be no assurance that sufficient funds will be available to us under our revolving credit facility or otherwise. Further, should we need to raise additional capital, we may not be able to do so on terms and conditions acceptable to us, which could limit or preclude our ability to pursue new opportunities, expand business or engage in acquisitions, thus limiting our ability to expand our business, which could have a material adverse effect on our Financial Performance.

         The notes are our obligations and our operations are conducted through, and our consolidated assets are primarily held by, our subsidiaries, and as such, our ability to make payments on the notes will be dependent on cash flow generated by our subsidiaries.

        The notes are our obligations. Accordingly, our ability to service our indebtedness, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities that have no obligation, contingent or otherwise, to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to future contractual and other restrictions and are subject to other business considerations. The indenture governing the notes will not, and our credit facility and the indentures governing our Existing Senior Notes do not, limit the ability of our subsidiaries to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments to us.

         The notes and the related guarantees will be unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness and structurally subordinated to any future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes.

        The notes and the related guarantees will be general unsecured, unsubordinated obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and of each guarantor to the extent of the value of the collateral securing such debt, and will be structurally subordinated to any existing or future indebtedness, preferred stock and other liabilities of our subsidiaries that do not guarantee the notes. The indenture governing the notes will, and our credit facility as well as the indentures governing our Existing Senior Notes do, permit us to incur certain additional secured debt.

        If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or such subsidiary guarantor will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the guarantees. Holders of the notes will participate ratably in any remaining assets with all holders of our unsecured indebtedness (including, our credit facility) that is not by its terms subordinated in right of payment to the notes, including all of our other general unsecured, non-subordinated creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay the indebtedness and other obligations owed to secured creditors and the amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness. It is possible that there will be no assets from which claims of holders of the notes can be satisfied.

        As of March 31, 2020, we had total indebtedness of approximately $1.8 billion, with approximately $53.4 million of unused availability under our revolving credit facility.

        In addition, creditors of our current and future subsidiaries that do not guarantee the notes offered hereby will have claims with respect to the assets of those subsidiaries that rank structurally senior to the notes. Certain of our subsidiaries will not be guarantors of the notes. For the quarter ended March 31, 2020, our non-guarantor subsidiaries represented 0.27% of our net sales, held approximately 0.70% of our consolidated assets and had no indebtedness or liabilities outstanding (excluding intercompany indebtedness). In the event of any distribution or payment of assets of such subsidiaries in any dissolution, winding up, liquidation, reorganization or other bankruptcy proceeding, the claims of those creditors must be satisfied prior to making any such distribution or payment to us in respect of direct or indirect equity interests in such subsidiaries. The indenture governing the notes will not limit our ability to incur senior debt nor will it limit our subsidiaries' ability to incur additional liabilities.

         To service our debt, we will require a significant amount of cash, which may not be available to us.

        Our ability to meet existing or future debt obligations and to reduce indebtedness will depend on future performance and the other cash requirements of our business. Our Financial Performance, to a certain extent, is subject to general economic conditions and financial, competitive, business, political and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on debt will depend on the satisfaction of covenants in the indenture governing the notes offered hereby, the indentures with respect to our prior issuances of notes, the credit facility, other debt agreements and other agreements we may enter into in the future. There can be no assurance that we will continue to generate sufficient cash flow from operations or that future equity issuances or borrowings will be available to us in an amount sufficient to enable us to service debt or repay all indebtedness in a timely manner or on favorable or commercially reasonable terms, or at all. If we are unable to satisfy financial covenants under our credit facility or generate sufficient cash to timely repay debt, our lenders could accelerate the maturity of some or all of our outstanding indebtedness. As a result, we may need to refinance all or a portion of our remaining existing indebtedness prior to its maturity. Disruptions in the financial markets, the general amount of debt refinancings occurring at the same time and our financial position and performance could make it more difficult to obtain debt or equity financing on reasonable terms or at all. Prevailing market conditions could be adversely affected by the ongoing global COVID-19 pandemic, which has resulted in instability in the global financial markets. Instability in the global financial markets has from time to time resulted in periodic volatility in the capital markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all. Any such failure to obtain additional financing could jeopardize our ability to repay, refinance or reduce debt obligations.

        At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations.

         There are limited covenants in the indenture.

        Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. It is expected that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, except to the extent described under "Description of the Notes—Certain Covenants—Restrictions on Secured Debt" in this prospectus supplement, or from paying dividends, making investments or issuing or repurchasing our securities.

        In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under "Description of the Notes—Change of Control."

         The change of control triggering event provision in the indenture provides only limited protection against significant events that could negatively impact the value of your notes.

        As described under "Description of the Notes—Change of Control," upon the occurrence of a change of control triggering event with respect to the notes, we will be required to offer to repurchase the notes at a repurchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any. Further, the definition of the term "change of control triggering event" is limited and does not cover a variety of transactions (such as certain acquisitions or recapitalizations) that could negatively impact the value of your notes. For a change of control triggering event to occur, there must be both a change of control and a ratings downgrade. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a change of control triggering event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies. See "Description of the Notes—Change of Control."

         We may not be able to repurchase the notes upon a change of control triggering event.

        Holders of the notes may require us to repurchase their notes in certain events upon a "change of control" as defined under "Description of the Notes—Change of Control" in this prospectus supplement. There can be no assurance that we will have sufficient financial resources, or will be able to arrange sufficient financing, to pay the purchase price of the notes, particularly if a change of control triggers a similar repurchase requirement for, or results in the acceleration of, our other existing debt. In addition, our ability to repurchase the notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time, including our credit facility. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes.

         Redemption may adversely affect your return on the notes.

        We have the right to redeem some or all of the notes prior to maturity, as described under "Description of the Notes—Optional Redemption" in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

         The subsidiary guarantees can be released under certain circumstances.

        Each of the subsidiary guarantees may be released upon the occurrence of certain customary circumstances described in "Description of the Notes—Note Guarantees" in this prospectus supplement, including release as a guarantor under our credit facility. If the subsidiary guarantee of any subsidiary is released, then the notes will be effectively subordinated to any and all existing and future obligations of such subsidiary.

         Our credit ratings may not reflect all risks of an investment in the notes.

        The credit ratings assigned to the notes may not reflect the potential effect of all risks related to trading markets, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

         The guarantees may not be enforceable because of fraudulent conveyance laws.

        The guarantors' guarantees of the notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if we or any guarantor files a petition for bankruptcy or our creditors file an involuntary petition for bankruptcy against us or any guarantor. Under these laws, if a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

  •
  incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring this debt, and the guarantor:

  •
  was insolvent or was rendered insolvent by reason of the related financing transactions;

  •
  was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

        then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor's presently existing or future debt or take other actions detrimental to you.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

  •
  it could not pay its debts or contingent liabilities as they become due;

  •
  the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

        If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute an event of default under the indenture relating to the notes offered hereby, the indentures with respect to our prior issuances of notes and our credit facility, as applicable, which events of default would allow the relevant noteholders or lenders, as applicable, to accelerate the amounts due and payable thereunder, and we may not have the ability to pay any such amounts.

        The indenture governing the notes offered hereby will contain a provision intended to limit each guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor's obligations or reduce the guarantor's obligations to an amount that effectively makes the guarantee worthless.

         There is no established trading market for the notes and no guarantee that a market will develop or that you will be able to sell your notes.

        The notes are a new issue of securities for which there is no established trading market. An active trading market may not develop for the notes and if no active trading market develops, you may be unable to resell the notes at their fair market value or at all. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors. We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market.

         The trading prices for the notes will be directly affected by many factors, including our credit rating.

        Credit rating agencies continually revise their ratings for companies they follow, including us. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the liquidity of the notes, trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops, and increase our corporate borrowing costs. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

USE OF PROCEEDS

        We expect to receive net proceeds of approximately $             million from the sale of the notes offered hereby, after deducting transaction fees and expenses. We intend to use the net proceeds from the sale of the notes, in addition to cash on hand, to finance the tender offer for any and all of our 2021 Notes, of which $300.0 million principal amount is outstanding as of June 2, 2020. To the extent any net proceeds exceed the amount used to repurchase such notes in the tender offer, we intend to use the net proceeds for general corporate purposes, including the repayment of our outstanding indebtedness.

        The 2021 Notes bear interest at a fixed rate of 4.875% per annum and will mature on July 1, 2021, unless earlier redeemed. To the extent any of the underwriters or their affiliates hold a portion of the 2021 Notes subject to the tender offer, they may tender such 2021 Notes pursuant to the terms and subject to the conditions set forth under the Tender Offer Documents and accordingly may receive or be deemed to receive a portion of the net proceeds of this offering. In addition, Citigroup Global Markets Inc. is acting as dealer manager in the tender offer and will receive customary fees in connection therewith.

        See "Recent Developments" in this prospectus supplement for more information regarding the tender offer. The offering of the notes under this prospectus supplement is not conditioned on the completion of the tender offer.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents, long-term debt, stockholders' equity and total capitalization as of March 31, 2020:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect:

  •
  the issuance of $300 million of notes offered hereby; and

  •
  the use of the net proceeds from this offering to finance the tender offer (based on the assumption stated in the footnotes to the capitalization table below).

        You should read the following table along with our financial statements and the accompanying notes to those statements, together with management's discussion and analysis of financial condition and results of operations, contained in the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of March 31, 2020
	Actual	As adjusted(1)
	(in thousands)
Cash and cash equivalents	$624,129	$620,629

Term facility	250,000	250,000
Revolving credit facility(2)	500,000	500,000
4.875% Senior Notes due 2021	300,000	—
5.875% Senior Notes due 2024	450,000	450,000
5.250% Senior Notes due 2027	300,000	300,000
% Senior Notes due 2028 offered hereby	—	300,000
Discount and deferred loan costs	(15,075)	(16,907)
Total long-term debt	1,784,925	1,783,093

Total stockholders' equity	2,115,281	2,113,613

Total capitalization	$3,900,206	$3,896,706

(1)
The as-adjusted column assumes all of the estimated net proceeds from the offering of the notes will be used to purchase and retire $300 million in aggregate principal amount of our 2021 Notes accepted for purchase in the tender offer, which assumption does not reflect the total consideration amount to be paid in the tender offer to purchase the 2021 Notes or any accrued and unpaid interest on the 2021 Notes. The amount of cash needed to retire the debt securities purchased in the tender offer will depend upon a number of factors, including the principal amount of the 2021 Notes tendered and the settlement date of the tender offer. The closing of this offering is not conditioned on the completion of the tender offer. To the extent any net proceeds exceed the amount used to repurchase the 2021 Notes in the tender offer, we intend to use the net proceeds for general corporate purposes, including the repayment of our outstanding indebtedness.

(2)
As of March 31, 2020, we had approximately $46.6 million of outstanding letters of credit and approximately $53.4 million of unused availability under our revolving credit facility.

 DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

        On March 29, 2019, we entered into a Second Amended and Restated Credit Agreement, which amended and restated our Amended and Restated Credit Agreement, dated as of July 7, 2015. The credit facility, which matures on March 29, 2023, consists of a $600 million revolving credit facility (the "revolving credit facility") and a $250 million term loan facility (the "term facility" and together with the revolving facility, the "credit facility"). The term facility includes a 90-day delayed draw provision, which allowed us to draw the full $250 million from the term facility in June 2019 in connection with the maturity of our previously issued 4.375% Senior Notes due 2019 (the "2019 Notes") that matured on June 15, 2019. We may increase the credit facility to not more than $1 billion in the aggregate, at our request, upon satisfaction of specified conditions. The revolving credit facility contains a sublimit of $75 million for letters of credit. We may borrow under the revolving credit facility in the ordinary course of business to repay senior notes and fund our operations, including our land acquisition, land development and homebuilding activities. Borrowings under the revolving credit facility will be governed by, among other things, a borrowing base. Interest rates on borrowings under the revolving credit facility will be based on either a daily Eurocurrency base rate or a Eurocurrency rate, in either case, plus a spread ranging from 1.25% to 2.00%, depending on our leverage ratio. Interest rates on borrowings under the term facility will be based on either a daily Eurocurrency base rate or a Eurocurrency rate, in either case, plus a spread ranging from 1.10% to 1.85%, depending on the Company's leverage ratio.

        As of March 31, 2020, we had $500 million of outstanding debt under the revolving credit facility with an interest rate of 2.15% per annum and there was $53.4 million of availability after considering the borrowing base provisions and outstanding letters of credit. As of March 31, 2020, we had $250 million of outstanding debt under the term facility with an interest rate of 2.93%. At March 31, 2020 we had outstanding letters of credit of $46.6 million. These letters of credit were issued to secure various financial obligations. We believe it is not probable that any outstanding letters of credit will be drawn upon.

2021 Notes, 2024 Notes and 2027 Notes

        In June 2017, we issued $300 million aggregate principal amount the 2027 Notes at 100.00% of their aggregate principal amount. Net proceeds of this issuance were $296.3 million, after debt issuance costs and discounts. The 2027 Notes mature on June 1, 2027 and interest is paid semiannually in arrears on June 1 and December 1.

        In May 2016, we issued $300 million aggregate principal amount of the 2021 Notes at 99.44% of their aggregate principal amount. Net proceeds of this issuance were $293.9 million, after debt issuance costs and discounts. The 2021 Notes mature on July 1, 2021 and interest is paid semiannually in arrears on January 1 and July 1.

        We and our wholly owned subsidiary, TRI Pointe Homes, Inc., are co-issuers of the $450 million aggregate principal amount of the 2024 Notes. The 2024 Notes were issued at 98.15% of their aggregate principal amount. The net proceeds from the offering of the 2024 Notes was $429.0 million, after debt issuance costs and discounts. The 2024 Notes mature on June 15, 2024, with interest payable semiannually in arrears on June 15 and December 15.

        As of March 31, 2020, there were $10.4 million of capitalized debt financing costs, included in senior notes, net on our consolidated balance sheet, related to the Existing Senior Notes that will amortize over the lives of the Existing Senior Notes. Accrued interest related to the Existing Senior Notes was $16.7 million and $9.8 million as of March 31, 2020 and December 31, 2019, respectively.

 DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms of the Debt Securities set forth under the heading "Description of Debt Securities" in the accompanying prospectus, to which description reference is hereby made. You can find the definitions of certain terms used in this Description of the Notes under "—Certain Definitions." In this description, references to (1) "Issuer" refer only to TRI Pointe Group, Inc. and not to any of its Subsidiaries. The term "notes" refers to the Issuer's        % senior notes due 2028, including any additional notes issued under an indenture from time to time after this offering (the "Additional Notes").

        The Issuer will issue the notes under an indenture dated as of May 23, 2016 (the "base indenture") among the Issuer and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the supplemental indenture among the Issuer, the Guarantors and the Trustee, to be dated as of June     , 2020 (the "fifth supplemental indenture"). The terms of the notes will include those stated in the base indenture as supplemented by the fifth supplemental indenture as well as those stated in any future supplemental indentures related to the notes (the base indenture, as supplemented by the fifth supplemental indenture and any future supplemental indentures related to the notes, is referred to herein as the "indenture"). The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the notes and the indenture. It does not purport to be a complete description of such documents and is subject to the detailed provisions of, and qualified in its entirety by reference to these documents. You are urged to read the indenture because it, and not this description, defines your rights as holders of the notes. You may request a copy of the indenture by following the procedures outlined under the caption "Where You Can Find Additional Information."

Principal, Maturity and Interest

        The Issuer will issue a total of $300 million in aggregate principal amount of notes. The notes will mature on June     , 2028.

        The notes bear interest at the rate of        % per annum, payable on            and            of each year, commencing on                    , 2020 to holders of record at the close of business on            or            as the case may be, immediately preceding the relevant interest payment date.

        Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The Issuer may issue an unlimited amount of Additional Notes having identical terms and conditions to the notes being issued in this offering (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such Additional Notes and, if applicable, restrictions on transfer of such Additional Notes). The Additional Notes will be part of the same issue as the notes being issued in this offering and will vote on all matters as one class with such notes being issued in this offering and the outstanding notes, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that such Additional Notes will not be issued with the same CUSIP or ISIN, as applicable, as the notes unless such Additional Notes are fungible with the notes for U.S. federal income tax purposes.

Methods of Receiving Payments on the Notes

        If a holder of the notes has given wire transfer instructions to the Issuer at least ten business days prior to the applicable payment date, the Issuer will make all payments on such holder's notes in accordance with those instructions. Otherwise, payments on the notes will be made at the office or agency of the paying agent and registrar for the notes within the contiguous United States unless the Issuer elects to make interest payments by check mailed to the holders of the notes at their addresses set forth in the register of holders.

Ranking

        The notes will be general unsecured obligations of the Issuer. The notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with each other and all existing and future unsecured obligations of the Issuer (including obligations under the Credit Agreement, the 4.875% senior notes due 2021, the 5.875% senior notes due 2024 and the 5.250% senior notes due 2027) that are not so subordinated. Each note guarantee will be a general unsecured obligation of the Guarantor thereof and ranks senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such note guarantee and pari passu in right of each other and payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

        The notes and each note guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Although the indenture will contain limitations on the amount of additional Secured Debt that the Issuer and the Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See "—Certain Covenants—Restrictions on Secured Debt."

Note Guarantees

        As of the Issue Date, the notes will have the benefit of guarantees by each of the Issuer's Wholly Owned Domestic Subsidiaries that guarantee the Credit Agreement. The Issuer's Foreign Subsidiaries will not guarantee the notes. The notes will be jointly and severally guaranteed by future Domestic Subsidiaries required to become Guarantors as described below under the caption "—Certain Covenants—Additional Note Guarantees."

        As of the Issue Date, a substantial majority of the assets and operations of our business are held and conducted by the Guarantors. All of our other subsidiaries have nominal assets and operations and are considered minor, as defined in Rule 3-10(h) of Regulation S-X. In addition, the Issuer has no independent assets or operations, as defined in Rule 3-10(h) of Regulation S-X. There are no significant restrictions upon the ability of any of our wholly owned subsidiaries to pay dividends to their respective parent entity. None of the assets of our subsidiaries represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X. The supplemental guarantor information footnotes in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 reflect the guarantor structure of our outstanding 2024 Notes, in which TRI Pointe Homes, Inc. is a co-issuer of such notes as opposed to a subsidiary guarantor.

        As of the Issue Date, all of Issuer's Subsidiaries will be "Restricted Subsidiaries." Under the circumstances described below in the definition of "Unrestricted Subsidiaries," the Issuer will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." The Issuer's Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indenture and will not guarantee the notes. See "Risk Factors—Risks Related to the Notes—The notes and the guarantees will be unsecured and effectively subordinated to the Issuer's and the guarantors' existing and future secured indebtedness and structurally subordinated to any future indebtedness and other liabilities of the Issuer's subsidiaries that do not guarantee the notes."

        The obligations of each Guarantor under its note guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its note guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under its note guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. However, this provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent conveyance law. Each Guarantor that makes a payment for distribution under its note guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

        In the event (i) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or, otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Issuer and the Restricted Subsidiaries to any Person other than the Issuer or a Restricted Subsidiary, (ii) any Guarantor merges with and into the Issuer or another Guarantor, with the Issuer or such other Guarantor surviving such merger, (iii) any Guarantor is designated as an Unrestricted Subsidiary, in accordance with the Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Indenture, (iv) any Guarantor ceases to guarantee any Indebtedness of the Issuer or any other Guarantor which gave rise to such Guarantor guaranteeing the Notes, except as a result of a discharge or release by or as a result of payment under such guarantee of such Indebtedness, (v) the Issuer exercises its Legal Defeasance option or Covenant Defeasance option as described under "Legal Defeasance and Covenant Defeasance" or (vi) all obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under "Satisfaction and Discharge," then, in each such case, such Guarantor will be released and relieved of any obligations under its guarantee.

Optional Redemption

Notes

        The Issuer may, at its option, redeem the notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior written notice, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes being redeemed, or

  •
  the sum of the present values of the Remaining Scheduled Payments on the notes being redeemed, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

        At any time on or after                , 2027 (six months prior to the maturity date of the notes), the Issuer may redeem the notes, in whole at any time or in part from time to time, at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

        The Issuer will also pay accrued interest on the notes being redeemed to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        "Comparable Treasury Issue" means the United States Treasury security selected by at least two Reference Treasury Dealers as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (b) if such release (or any successor release) is not published or does not contain such price on such Business Day, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if fewer than four such Reference Treasury Dealer Quotations are provided to the Issuer, the average of all such quotations.

        "Reference Treasury Dealer" means (a) Citigroup Global Markets Inc. and its successors and (b) any other Primary Treasury Dealer(s) selected by the Issuer; provided, however, that, if Citigroup Global Markets Inc. ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), the Issuer will substitute another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to the notes, the remaining scheduled payments of the principal (or of the portion) thereof to be redeemed and interest thereon that would be due after the related redemption date of the notes but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to the notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Issuer may acquire notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the indenture.

Selection and Notice of Redemption

        In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the depositary or principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $2,000 or less shall be redeemed in part.

        Notice of redemption may state that the redemption is conditioned upon the occurrence of other events, and will be mailed by first-class mail (or delivered electronically in accordance with the procedures of The Depository Trust Company) at least 30 but not more than 60 days before the date of redemption to each holder of the notes to be redeemed at its registered address (with a copy to the Trustee). If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of such note will be issued in the name of the holder of such note upon cancellation of the original note. On and after the date of redemption, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for such notes funds in satisfaction of the redemption price (including accrued and unpaid interest on such notes to be redeemed) pursuant to the indenture.

Change of Control

        Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require that the Issuer purchase that holder's notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        Within 30 days following a Change of Control Triggering Event, the Issuer will send, or cause to be sent, to the holders of notes (with a copy to the Trustee) a notice:

          (1)   describing the transaction or transactions that constitute the Change of Control;

          (2)   offering to purchase, pursuant to the procedures required by the indenture and described in the notice, on a date specified in the notice (which shall be a business day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all notes under the indenture properly tendered by such holder pursuant to such change of control offer; and

          (3)   describing the procedures that holders must follow to accept the change of control offer.

        The change of control offer is required to remain open for at least 20 business days or for such longer period as is required by law.

        The Issuer will publicly announce the results of the change of control offer on or as soon as practicable after the date of purchase.

        If a change of control offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the notes that might be delivered by holders seeking to accept the change of control offer. In addition, there can be no assurance that in the event of a Change of Control Triggering Event the Issuer will be able to obtain the consents necessary to consummate a change of control offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

        The provisions described above that require the Issuer to make a change of control offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of notes to require that the Issuer purchase or redeem any notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer's obligation to make a change of control offer will be satisfied if a third party makes the change of control offer in the manner and at the times and otherwise in compliance with the requirements applicable to a change of control offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the change of control offer.

        A "Change of Control" includes certain sales of all or substantially all of the assets of the Issuer and the Subsidiaries. The phrase "all or substantially all" as used in the indenture (including as set forth under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders have the right to require the Issuer to purchase notes.

        The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a change of control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue of this compliance.

Certain Covenants

        In connection with the notes, the Issuer has not agreed to any financial covenants or any restrictions on the payment of dividends or the issuance or repurchase of the Issuer's securities. The Issuer has agreed to no covenants or other provisions to protect holders of notes in the event of a highly leveraged transaction, other than with respect to certain change in control transactions. See "—Change of Control."

Restrictions on secured debt

        The indenture will provide that the Issuer will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit (and there shall be no obligation to equally and ratably secure the notes upon) the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

          (1)   Liens on model homes, homes held for sale, homes that are under contract for sale, homes under development, contracts for the sale of homes and/or land (improved or unimproved), land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

          (2)   Liens on property at the time of its acquisition by the Issuer or a Restricted Subsidiary, including Capitalized Lease Obligations and purchase money obligations, which Liens secure obligations assumed by the Issuer or a Restricted Subsidiary, or Liens on assets of a Person, in each case, existing at the time such property or Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and, in each case, not created in anticipation or contemplation thereof);

          (3)   Liens arising from conditional sales agreements or title retention agreements with respect to property acquired by the Issuer or a Restricted Subsidiary;

          (4)   Liens incurred in connection with pollution control, industrial revenue, water, sewage or public improvement bonds or any similar bonds, or in connection with any agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonds, in each case, arising in the ordinary course of business;

          (5)   any right of a lender or lenders to which the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its affiliates in the ordinary course of business;

          (6)   Liens securing Indebtedness of a Restricted Subsidiary owed to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer or Liens securing the Issuer's Indebtedness owing to a Guarantor; or

          (7)   Liens securing Indebtedness in an aggregate principal amount not to exceed $100.0 million at any one time outstanding.

        Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

        In addition, the Issuer and its Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally or ratably securing the notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding (i) Secured Debt permitted under clauses (1) through (7) above and (ii) any Secured Debt in relation to which the notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) under "—Restrictions on Sale and Leaseback Transactions") as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

        The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Land Financing by virtue of the definition of Secured Debt, and will not restrict or limit the Issuer's or its Restricted Subsidiaries' ability to create, incur, assume or guarantee any unsecured Indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on sale and leaseback transactions

        The indenture will provide that the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

          (1)   notice is promptly given to the Trustee of the Sale and Leaseback Transaction;

          (2)   fair value is received by the Issuer or the relevant Restricted Subsidiary for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors of the Issuer delivered to the Trustee); and

          (3)   the Issuer or such Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies an amount equal to the net proceeds therefrom either:

    •
    to the redemption, repayment or retirement of debt securities of any series under the indenture, any 4.875% senior notes due 2021, any 5.875% senior notes due 2024 or any 5.250% senior notes due 2027 (including the cancellation by the applicable trustee of any debt securities of any series delivered by the Issuer to the applicable trustee) or Senior Indebtedness of the Issuer, or

    •
    to the purchase by the Issuer or any Restricted Subsidiary of the Issuer of property substantially similar to the property sold or transferred.

        In addition, the Issuer and its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (7) described in "—Restrictions on Secured Debt," above or Secured Debt in relation to which the notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) above) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Limitations on mergers, consolidations, etc.

        The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and its Restricted Subsidiaries (taken as a whole) or (b) adopt a plan of liquidation unless, in either case:

          (1)   either:

            (a)   the Issuer will be the surviving or continuing Person; or

            (b)   the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a plan of liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, all of the obligations of the Issuer under the notes and the indenture; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the notes that is a corporation; and

          (2)   immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing.

        Except as provided in the fourth paragraph under the caption "—Note Guarantees," no Guarantor may transfer all or substantially all of its assets to, consolidate with or merge with or into another Person, whether or not affiliated with such Guarantor, unless:

          (1)   either:

            (a)   such Guarantor will be the surviving or continuing Person; or

            (b)   the Person formed by or surviving any such consolidation or merger (the "Successor Guarantor") assumes, by supplemental indenture in form satisfactory to the Trustee, all of the obligations of such Guarantor under the note guarantee of such Guarantor and the indenture; and

          (2)   immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

        The Issuer shall deliver to the Trustee, on or prior to the consummation of a transaction proposed pursuant to clause (1)(b) of the first or second paragraph in this covenant, one or more opinions of counsel that the proposed transaction and such supplemental indenture comply with the indenture and the supplemental indenture constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

        Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the notes or its related note guarantees, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the indenture, the notes and all the note guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the notes or in respect of its note guarantees, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the notes, the indenture and each note guarantee, if applicable.

        Notwithstanding the foregoing, (i) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary and (ii) the requirements of the third preceding paragraph above will not apply to any transaction pursuant to which the surviving Person is not the Issuer or a Person that would be required to become a Guarantor under the covenant "Additional Note Guarantees" below.

Additional note guarantees

        The Issuer shall cause each Wholly Owned Domestic Subsidiary that incurs (1) any Indebtedness (and/or commitments in respect thereof) under the Credit Agreement, (2) Indebtedness (and/or commitments in respect thereof) under any syndicated loan or capital markets debt securities issuance which is equal to or in excess of $125.0 million in principal amount so long as the Issuer or a Guarantor is the borrower, issuer or a guarantor of the Indebtedness (and/or commitments in respect thereof) or (3) a guarantee of any Indebtedness (and/or commitments in respect thereof) of the Issuer or a Guarantor described in the preceding clause (1) or (2), to:

          (1)   execute and deliver to the Trustee (a) a supplemental indenture in form satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the notes and the indenture and (b) a notation of guarantee in respect of its note guarantee; and

          (2)   deliver to the Trustee one or more opinions of counsel that such supplemental indenture

            (a)   has been duly authorized, executed and delivered by such Restricted Subsidiary and

            (b)   constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

        If, after the Issue Date, the Issuer or any Guarantor acquires or creates another Wholly Owned Domestic Subsidiary that incurs (1) any Indebtedness (and/or commitments in respect thereof) under the Credit Agreement, (2) Indebtedness (and/or commitments in respect thereof) under any syndicated loan or capital markets debt securities issuance which is equal to or in excess of $125.0 million in principal amount so long as the Issuer or a Guarantor is the borrower, issuer or a guarantor of the Indebtedness (and/or commitments in respect thereof) or (3) a guarantee of any Indebtedness (and/or commitments in respect thereof) of the Issuer or a Guarantor described in the preceding clause (1) or (2), then the Issuer shall cause such Restricted Subsidiary to:

          (1)   execute and deliver to the Trustee (a) a supplemental indenture in form satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the notes and the indenture and (b) a notation of guarantee in respect of its note guarantee; and

          (2)   deliver to the Trustee one or more opinions of counsel that such supplemental indenture

            (a)   has been duly authorized, executed and delivered by such Restricted Subsidiary and

            (b)   constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Reports

        Whether or not required by the SEC, so long as any notes are outstanding, the Issuer will furnish to the holders of such outstanding notes, within the time periods specified in the SEC's rules and regulations (including any grace periods or extensions permitted by the SEC):

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's independent registered public accounting firm; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

        In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any notes remain outstanding, the Issuer will furnish to the holders of the notes outstanding and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        Each of the following is an "Event of Default" with respect to the notes:

          (1)   failure by the Issuer to pay interest on the notes when it becomes due and payable and the continuance of any such failure for 30 days;

          (2)   failure by the Issuer to pay the principal on the notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

          (3)   failure by the Issuer or any of its Restricted Subsidiaries to comply with any of its agreements or covenants described above under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." with respect to the notes;

          (4)   failure by the Issuer or any of its Restricted Subsidiaries to comply with any other agreement or covenant in the indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee under the indenture or by the holders of at least 25% of the aggregate principal amount of the notes then outstanding;

          (5)   default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

            (a)   is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

            (b)   results in the acceleration of such Indebtedness prior to its express final maturity, or

            (c)   results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $50.0 million or more;

          (6)   one or more judgments or orders that exceed $50.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (7)   the Issuer or any Significant Subsidiary pursuant to or within the meaning of any bankruptcy law:

            (a)   commences a voluntary case,

            (b)   consents to the entry of an order for relief against it in an involuntary case,

            (c)   consents to the appointment of a custodian of it or for all or substantially all of its assets, or

            (d)   makes a general assignment for the benefit of its creditors;

          (8)   a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

            (a)   is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

            (b)   appoints a custodian of the Issuer or any Significant Subsidiary or a custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

            (c)   orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

          (9)   any note guarantee of any Significant Subsidiary under the indenture ceases to be in full force and effect (other than in accordance with the terms of such note guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its note guarantee under the indenture (other than by reason of release of a Guarantor from its note guarantee under the indenture in accordance with the terms of the indenture and such note guarantee).

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the indenture, the Trustee, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding notes shall immediately become due and payable; provided , however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to the notes, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding notes shall become due and payable without any further action or notice.

        The Trustee shall, within 60 days after a responsible officer of the Trustee has actual knowledge of the occurrence of any Default with respect to the notes, give the holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the notes or a Default in complying with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the holders.

        No holder of the notes will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the Trustee:

          (1)   has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such holder and a request to act by holders of at least 25% in aggregate principal amount of notes outstanding;

          (2)   has been offered indemnity satisfactory to it in its reasonable judgment; and

          (3)   has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of or interest on such note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of Default" section).

        The Issuer is required to deliver to either Trustee annually a statement regarding compliance with the indenture and, upon any officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes. Legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes and the related note guarantees, and the indenture shall cease to be of further effect as to all such outstanding notes and note guarantees, except as to

          (1)   rights of holders to receive payments in respect of the principal of and interest on such notes when such payments are due from the trust funds referred to below,

          (2)   the Issuer's obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trust, duties, and immunities of the Trustee under the indenture, and the Issuer's obligation in connection therewith, and

          (4)   the legal defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at anytime, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture, and thereafter any omission to comply with such obligations shall not constitute a Default. In the event covenant defeasance occurs, certain Events of Default with respect to the notes (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its legal defeasance option regardless of whether it previously exercised covenant defeasance.

        In order to exercise either legal defeasance or covenant defeasance:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,

          (2)   in the case of legal defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States who is reasonably acceptable to the Trustee confirming that:

            (a)   the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

            (b)   since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

          (3)   in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States who is reasonably acceptable to the Trustee confirming that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

          (4)   no Default with respect to the notes shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

          (5)   the legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

          (6)   the Issuer shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders of the notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (7)   the Issuer shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers' certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of and interest on the notes when due, then the Issuer's obligations and the obligations of Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of the notes which shall survive until all of the notes have been canceled) as to all outstanding notes when either:

          (1)   all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (2)   (a) all notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under "—Optional Redemption" and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes not theretofore delivered to the Trustee for cancellation,

            (b)   the Issuer has paid all sums payable by it under the indenture,

            (c)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such notes at maturity or on the date of redemption, as the case may be, and

            (d)   the Trustee, for the benefit of the holders of the notes, has a valid, perfected, exclusive security interest in this trust.

        In addition, the Issuer must deliver an officers' certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

        A holder will be able to register the transfer of or exchange the notes only in accordance with the provisions of the indenture. The registrar may require a holder of the notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the indenture governing the notes. Without the prior consent of the Issuer, the registrar is not required (1) to register the transfer of or exchange any note selected for redemption, (2) to register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or (3) to register the transfer or exchange of a note between a record date and the next succeeding interest payment date.

        The notes will be issued in registered form and the registered holder will be treated as the owner of such note for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the indenture or the notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the holders of at least a majority in principal amount of the notes then outstanding, and any existing Default with respect to the notes under, or compliance with any provision of, the indenture may be waived (other than any continuing Default with respect to the notes in the payment of the principal or interest on the notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for the notes) of the holders of a majority in principal amount of the notes then outstanding; provided that:

          (a)   no such amendment may, without the consent of the holders of a majority in aggregate principal amount of notes then outstanding, amend the obligation of the Issuer under the heading "—Change of Control" or the related definitions that could adversely affect the rights of any holder of the notes; and

          (b)   without the consent of each holder of the notes affected, the Issuer and the Trustee may not:

            (1)   change the maturity of the notes;

            (2)   reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the notes;

            (3)   reduce any premium payable upon optional redemption of the notes, change the date on which any notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the notes;

            (4)   make any note payable in money or currency other than that stated in the notes;

            (5)   modify or change any provision of the indenture the related definitions to affect the ranking of the notes or any note guarantee related to such notes in a manner that adversely affects the holders of the notes;

            (6)   reduce the percentage of holders of such notes necessary to consent to an amendment or waiver to the indenture or the notes;

            (7)   impair the rights of holders of the notes to receive payments of principal of or interest on the notes;

            (8)   release any Guarantor from any of its obligations under its note guarantee or the indenture, except as permitted by the indenture; or

            (9)   make any change in these amendment and waiver provisions.

        Notwithstanding the foregoing, the Issuer and the Trustee may amend the indenture, the note guarantees or the notes without the consent of any holder of the notes, to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Issuer's obligations to the holders of such notes in the case of a merger or acquisition, to add Guarantors with respect to the notes or release any Guarantor from any of its obligations under such note guarantee or the indenture (to the extent permitted by the indenture), to conform the text of the indenture, the note guarantees or the notes to any provision of this "Description of the Notes" section, to provide for the issuance of Additional Notes in compliance and in accordance with the limitations set forth in the indenture, to make any change that does not materially adversely affect the rights of any holder or to maintain the qualification of the indenture under the Trust Indenture Act or to comply with the rules of any applicable securities depository.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer will have any liability for any obligations of the Issuer under the notes or the indenture or of any Guarantor under its note guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the note guarantees.

Concerning the Trustee

        U.S. Bank National Association will be the Trustee under the indenture and will be appointed by the Issuer as registrar and paying agent with regard to the notes. The indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the indenture), it must eliminate such conflict or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture will provide that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

        The indenture, the notes and the note guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book Entry, Delivery and Form

        The notes offered hereby will be issued in the form of a fully registered Global Note (the "Global Note"). The Global Note will be delivered on or about the Issue Date with the Trustee, on behalf of The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

        The Depositary is a limited-purpose trust company which was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

        The Issuer expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Note and (ii) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes will be limited to such extent.

        So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole owner or holder of such notes outstanding under the indenture. Except as provided below, beneficial owners of notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in notes represented by the Global Note to pledge such interest to Persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

        None of the Issuer, the Trustee, the paying agent and the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such notes.

        Payments in respect of the principal, premium, if any, and interest on any notes registered in the name of a Global Note Holder on the applicable record date will be payable by the paying agent to such Global Note Holder in its capacity as the registered holder under the indenture.

        Under the terms of the indenture, the Issuer and the Trustee may treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes (including principal, premium, if any, and interest).

        The Issuer believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owner of notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

        As long as the notes are represented by a Global Note, the Depositary's nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the notes. Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global Note held through such Participants or Indirect Participants of the exercise of the option to elect repayment of beneficial interests in notes represented by a Global Note must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or the Participant or Indirect Participant through which it holds an interest in such note to notify the Depositary of its desire to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a note in order to ascertain the cutoff time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Issuer will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms.

        "Attributable Debt ," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

        "Bankruptcy Event" means the commencement of any case under the Bankruptcy Code (Title 11 of the United States Code) or the commencement of any other bankruptcy, reorganization, receivership, or similar proceeding under any federal, state or foreign law or by or against any Person for whom the Issuer or a Restricted Subsidiary has executed a Springing Guarantee for the benefit of such Person; provided, however, that the filing of an involuntary case against such Person shall only be a Bankruptcy Event if: (i) such involuntary case is filed in whole or in part by the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary, or (ii) the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary shall in any way induce or participate in the filing, whether directly or indirectly, of an involuntary bankruptcy case against such Person or any other Person, and such involuntary case or proceeding is not dismissed with prejudice within 120 days of the filing thereof.

        "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP as in effect on May 26, 2016.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP as in effect on May 26, 2016.

        "Change of Control" means the occurrence of any of the following events:

          (1)   consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing more than 35% of the voting power of the total outstanding voting stock of the Issuer.

          (2)(a)  all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any person other than a Wholly Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another person or any person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof persons owning voting stock representing in the aggregate 100% of the total voting power of the voting stock of the Issuer immediately prior to such consummation do not own voting stock representing a majority of the total voting power of the voting stock of the Issuer or the surviving or transferee person; or

          (3)   the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer; provided that a liquidation or dissolution of the Issuer which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (2) above shall not constitute a Change of Control.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a wholly owned subsidiary of a holding company and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer's voting stock immediately prior to that transaction.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

        "Consolidated Net Tangible Assets" means, as of any date, the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including the Issuer) together with the total amount of assets that would be included on the Issuer's balance sheet, not including its subsidiaries, under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

          (1)   all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date);

          (2)   investments in Subsidiaries that are not Restricted Subsidiaries; and

          (3)   all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

        "Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated March 29, 2019 entered into by and among the Issuer, certain Subsidiaries of the Issuer, the financial institutions from time to time party thereto and U.S. Bank National Association as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Measurement Date.

        "Guarantors" means any Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the indenture.

        "Indebtedness" means

          (1)   any liability of any person:

            (A)  for borrowed money, or

            (B)  evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than (1) a trade payable or a current liability arising in the ordinary course of business and (2) contingent purchase price obligations so long as they are contingent), or

            (C)  for the payment of money relating to a Capitalized Lease Obligation, or

            (D)  for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

          (2)   any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; provided, however, that a Springing Guarantee shall not be deemed to be Indebtedness under this clause (2) until the earliest to occur of (a) the demand by a lender for payment under such Springing Guarantee, (b) the occurrence or failure to occur of any event, act or circumstance that, with or without the giving of notice and/or passage of time, entitles a lender to make a demand for payment thereunder or (c) a Bankruptcy Event;

          (3)   all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and

          (4)   any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (1), (2) and (3) above.

        "Issue Date" means June             , 2020.

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Non-Recourse Land Financing" means any Indebtedness of the Issuer or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Issuer or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Issuer or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Liens or other recourse obligations or liabilities in respect of specific land or other real property interests of the Issuer or such Restricted Subsidiary; provided that recourse obligations or liabilities of the Issuer or such Restricted Subsidiary solely for customary "bad boy" guarantees, indemnities (including, without limitation, environmental indemnities), covenants (including, without limitation, performance, completion or similar covenants and guarantees), or breach of any warranty, representation or covenant in respect of any Indebtedness, including liability by reason of any agreement by the Issuer or any Restricted Subsidiary to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring the Indebtedness, will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "Rating Agency" means each of (a) S&P and (b) Moody's.

        "Rating Category" means:

          (1)   with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); and

          (2)   with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and—for S&P; or 1, 2 and 3 for Moody's) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB—to B+, will constitute a decrease of one gradation).

        "Rating Date" means the date which is 90 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control.

        "Rating Decline" means the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the notes by a Rating Agency on, or within 120 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control (which period will be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

        "Redeemable Capital Stock" means any capital stock of the Issuer or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the notes or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

        "Restricted Subsidiary" means any Subsidiary of the Issuer, which is not an Unrestricted Subsidiary.

        "S&P" means S&P Global Ratings, and its successors.

        "Sale and Leaseback Transaction" means a sale or transfer made by the Issuer or a Restricted Subsidiary (except a sale or transfer made to the Issuer or another Restricted Subsidiary) of any property which is either (1) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (2) another real property interest (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Issuer or a Restricted Subsidiary.

        "Secured Debt" means any Indebtedness which is secured by (1) a Lien on any property of the Issuer or the property of any Restricted Subsidiary or (2) a Lien on shares of stock owned directly or indirectly by the Issuer or a Restricted Subsidiary in a corporation or on Equity Interests owned by the Issuer or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the Issuer's rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which the Issuer or a Restricted Subsidiary has an Equity Interest; provided that "Secured Debt" shall not include Non-Recourse Land Financing that consists exclusively of land and improvements thereon. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

        "Senior Indebtedness" means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an Event of Default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any Indebtedness of the Issuer, whether outstanding on the date hereof or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the debt securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) Indebtedness of the Issuer that is expressly subordinated in right of payment to any Senior Indebtedness of the Issuer, (2) Indebtedness of the Issuer that by operation of law is subordinate to any general unsecured obligations of the Issuer, (3) Indebtedness of the Issuer to any Subsidiary, (4) Indebtedness of the Issuer incurred in violation of the restrictions described under "Restrictions on Secured Debt" and "Restrictions on Sale and Leaseback Transactions," (5) to the extent it might constitute Indebtedness, any liability for federal, state or local taxes or other taxes, owed or owing by the Issuer, and (6) to the extent it might constitute Indebtedness, trade account payables owed or owing by the Issuer or any of its Subsidiaries.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act of 1933 as such regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Springing Guarantee" means a guarantee by a Person which by its express terms does not become effective until the occurrence of a Bankruptcy Event.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or comparable governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Unrestricted Subsidiary" means any Subsidiary that is designated by the Issuer (evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with this definition) as a Subsidiary resulting from any investment (including any guarantee of Indebtedness) made by the Issuer or any Restricted Subsidiary of the Issuer in joint ventures engaged in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof with unaffiliated third parties provided that the aggregate amount of investments in all Unrestricted Subsidiaries shall not exceed $25 million (with the amount of each investment being calculated based upon the amount of investments made on or after the date such joint venture becomes a Subsidiary); provided , further that if the Issuer subsequently designates a Subsidiary, which previously had been designated an Unrestricted Subsidiary, to be a Restricted Subsidiary (evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with this definition) and causes such Subsidiary to comply with provisions set forth under the covenant "Additional Note Guarantees," then the amount of any investments in such Unrestricted Subsidiary made on or after the date such joint venture became a Subsidiary shall be credited against the $25 million basket set forth in this definition (up to a maximum amount of $25.0 million).

        "Wholly Owned Domestic Subsidiary" means a Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought and will not seek any rulings from the U.S. Internal Revenue Service (the "IRS") with respect to matters addressed herein. There can be no assurance that the IRS will agree with our views or that a court would not sustain a challenge by the IRS in the event of litigation.

        Unless otherwise indicated, this summary only addresses the U.S. federal income tax consequences to investors that purchase notes for cash in this offering at their "issue price" (generally the first price at which a substantial amount of the notes is sold for money to investors, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and applies only to beneficial owners that hold the notes as "capital assets" within the meaning of Section 1221 of the Code.

        This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's individual circumstances or to holders subject to special rules under the U.S. federal income tax law, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt entities, entities and arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, U.S. Holders (as defined below) that hold their notes through non-U.S. brokers or other non-U.S. intermediaries, and persons holding notes as part of a "straddle," "hedge," "conversion transaction," or other integrated investment.

        This summary does not address any U.S. federal tax consequences other than income tax consequences (such as estate or gift tax consequences), or any state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of the notes.

        As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a "United States person" (as defined in the Code).

        The term "Non-U.S. Holder" means any beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder. For the purposes of this summary, U.S. Holders and Non-U.S. Holders are referred to collectively as "holders."

        If an entity or arrangement classified as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. A partnership or partners in a partnership considering investing in the notes should consult with their own tax advisors regarding the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of the notes.

        This summary is for general purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal non-income tax laws (e.g., estate or gift tax laws), as well as state, local and non-U.S. tax laws and tax treaties, and the possible effects of changes in tax laws.

Effect of Certain Contingencies

        We may be required, in certain circumstances, to pay amounts in redemption of the notes in addition to the stated principal amount of and stated interest on the notes or to make payments in advance of their scheduled times (e.g., upon a change of control as described above under the heading "Description of the Notes—Change of Control."). We believe and intend to take the position (and this summary assumes) that such contingencies do not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations.

        Our determination that the notes are not contingent payment debt instruments is binding on a holder subject to U.S. federal income taxation, unless such holder explicitly discloses to the IRS on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, a holder subject to U.S. federal income taxation may be required to accrue interest income on the notes in excess of the stated interest, based upon a comparable yield, regardless of the holder's regular method of accounting. The "comparable yield" is the yield at which we would issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the notes. In addition, any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes would be recharacterized as ordinary income. Holders should consult their own tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this summary assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Stated interest

        Stated interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with a U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of the notes

        Upon a sale, exchange, retirement, redemption or other taxable disposition of the notes, a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition of the notes, other than amounts attributable to accrued and unpaid stated interest (which will be treated as ordinary income to the extent such stated interest has not been previously included in income) and (ii) the U.S. Holder's adjusted tax basis in the notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, retirement, redemption or other taxable disposition. A U.S. Holder's adjusted tax basis in a note will generally equal the cost of the note.

        Any gain or loss a U.S. Holder recognizes on the sale, exchange, retirement, redemption or other taxable disposition of the notes will generally be long-term capital gain or loss if, at the time of the sale, exchange, retirement, redemption or other taxable disposition, the U.S. Holder's holding period in the notes exceeds one year. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their own tax advisors regarding the deductibility of capital losses in light of their particular circumstances.

Medicare tax

        U.S. Holders who are individuals, estates or certain trusts are subject to an additional 3.8% Medicare tax on the lesser of (a) the U.S. Holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year and (b) the excess of the U.S. Holder's "modified adjusted gross income" (or "adjusted gross income" in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income will generally include interest income and net gains from a disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its own tax advisor regarding the applicability of the Medicare tax to its interest income and any gains in respect of its investment in the notes.

Backup withholding and information reporting

        In general, a U.S. Holder that is not an "exempt recipient" will be subject to U.S. federal backup withholding tax at the applicable rate (currently at 24%) with respect of stated interest on the notes and the proceeds of a sale, exchange, retirement, redemption or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the applicable withholding agent and certifies that it is not subject to backup withholding on an IRS Form W-9 or an applicable successor form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments of interest on the notes made to, and the proceeds of a sale, exchange, retirement, redemption or other taxable disposition by, a U.S. Holder will generally be subject to information reporting, unless such U.S. Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Payments of interest

        Subject to the discussions below under "—Information reporting and backup withholding" and "—Foreign account tax compliance act," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes as long as that interest is not "effectively connected" with the Non-U.S. Holder's conduct of a trade or business within the United States and:

  •
  the Non-U.S. Holder does not actually or constructively own stock possessing 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us through stock ownership;

  •
  the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder's trade or business; and

  •
  either (i) the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E, as applicable, or another applicable form that it is not a "U.S. person" (as defined in the Code), and provides its name, address and certain other required information or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies that the certification referred to in clause (i) has been received from the Non-U.S. Holder or an intermediate financial institution and furnishes a copy thereof to the applicable withholding agent.

        A Non-U.S. Holder that does not qualify for exemption from withholding as described above will generally be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes (except as described below with respect to effectively connected income). A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of withholding tax or is exempt from U.S. federal withholding tax, provided the Non-U.S. Holder furnishes us with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or another applicable form claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Sale, exchange, retirement, redemption or other taxable disposition of the notes

        Generally, subject to the discussions below under "—information reporting and backup withholding" and "—Foreign account tax compliance act," any gain recognized by a Non-U.S. Holder on a sale, exchange, retirement, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will generally be treated as described under "—Payments of interest" above) will be exempt from U.S. federal income and withholding tax, unless

  •
  the gain is effectively connected with the Non-U .S. Holder's conduct of a trade or business within the United States, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described below under "—Effectively connected income"; or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, retirement, redemption or other taxable disposition, and certain other conditions are met, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its U.S. source capital gains exceed certain U.S. source capital losses.

Effectively connected income

        If interest income or gain recognized by a Non-U.S. Holder with respect to a note is "effectively connected" with the Non-U.S. Holder's conduct of a trade or business within the United States, then the Non-U.S. Holder will generally be subject to U.S. federal income tax on such interest or gain on a net income basis as if it were a "United States person" (as defined in the Code), unless an applicable income tax treaty provides otherwise. In addition to such U.S. federal income tax, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to a branch profits tax currently at a rate of 30%, or such lower rate provided by an applicable income tax treaty, on its effectively connected earnings and profits, subject to adjustments.

Information reporting and backup withholding

        When required, the applicable withholding agent will report to the IRS and to each Non-U.S. Holder the amount of any interest paid on the notes in each calendar year, and the amount of U.S.

federal income tax withheld, if any, with respect to these payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides or is organized under the provisions of an applicable income tax treaty or agreement.

        Non-U.S. Holders who have provided a certification to the applicable withholding agent as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to backup withholding with respect to payments of interest on the notes.

        Payments of the proceeds from the sale or other taxable disposition (including a retirement or redemption) of a note to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person (or certain United States branches or territory financial institutions treated as United States persons), (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its most recent taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States.

        Payment of the proceeds from a sale or other taxable disposition (including a retirement or redemption) of a note to or through a United States office of a broker will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies to the applicable withholding agent as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

Foreign account tax compliance act

        Sections 1471 through 1474 of the Code and the U.S. Treasury regulations thereunder ("FATCA") imposes a 30% withholding tax on payments of interest on the notes and the gross proceeds from a sale or other taxable disposition (including a retirement or redemption) of notes paid to a foreign financial institution or to certain non-financial foreign entities (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident or organized has entered into an "intergovernmental agreement" with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Treasury. You should consult your own tax advisors regarding FATCA.

        The IRS issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not payments of interest). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final U.S. Treasury regulations are issued.

        The U.S. federal income tax summary set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under U.S. federal, state, local, non-U.S. and other tax laws and tax treaties and the possible effects of changes in tax laws.

UNDERWRITING

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and the Company has agreed to sell to such underwriter, the principal amount of the notes set forth opposite such underwriter's name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Credit Suisse Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Fifth Third Securities, Inc.
SunTrust Robinson Humphrey, Inc.
BMO Capital Markets Corp.
Regions Securities LLC
Zelman Partners LLC

Total		$300,000,000

        The underwriting agreement provides that the obligations of the underwriters, severally and not jointly, to purchase the notes are subject to a number of customary closing conditions. The underwriters must purchase all the notes if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed $            per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The Company has agreed that, for a period of 30 days from the date of this prospectus supplement, it will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell or contract to sell, pledge or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

	Per new note		Total
Price to public		%
Underwriting discount
Proceeds, before expenses, to the Company

        The expenses of the offering, not including the underwriting discount, are estimated at approximately $500,000 and are payable by us.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time in the future, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company's securities and instruments. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain of those underwriters or their affiliates are likely to hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders under our credit facility, and an affiliate of U.S. Bancorp Investments, Inc. acts as administrative agent under such facility. In addition, an affiliate of U.S. Bancorp Investments, Inc. is the trustee under the indenture governing the notes. In addition, Citigroup Global Markets Inc. is acting as dealer manager in the tender offer and will receive customary fees in connection therewith.

        The Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

        It is expected that delivery of the notes will be made against payment therefor on or about June     , 2020, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+5"). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or on the next two succeeding business days should consult their advisors.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom (the "UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been, or will be, prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the attached prospectus have been prepared on the basis that any offer of notes in any member state of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the attached prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on, or relied on, in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has been or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance(Cap.571, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospect Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospect Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law; or (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B (1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the "SFA"), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and "Excluded Investment Products" (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

        The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 VALIDITY OF THE NOTES

        The validity of the notes and the related guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP as to New York law, California law and Delaware law in certain respects, Fikso Kretschmer Smith Dixon Ormseth PS, as to Washington law, Titus Brueckner & Levine PLC, as to Arizona law, McDonald Carano LLP, as to Nevada law and Chapoton Sanders Scarborough, LLP, as to Texas law, and for the underwriters, by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

TRI POINTE GROUP, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS

        This prospectus relates to the potential offer and sale of our debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units from time-to-time. Before selling any securities hereunder, we will file with the Securities and Exchange Commission (the "SEC") a prospectus supplement to this prospectus, which will contain specific information about the proposed offering and the specific terms of the securities offered.

        This prospectus may not be used to sell our securities unless it is accompanied by an applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. If indicated in the relevant prospectus supplement, any debt securities may be fully and unconditionally guaranteed by certain of our wholly owned subsidiaries named in this prospectus.

        We will sell these securities directly to investors, or through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution."

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "TPH."

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus, in the applicable prospectus supplement and in the documents filed with the SEC and incorporated by reference herein and therein.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

June 3, 2020

        We have not authorized anyone else to provide you with information other than the information contained in this prospectus, in any accompanying prospectus supplement or the information incorporated by reference herein or therein or to make additional representations. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. If you are in a jurisdiction in which offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC, using a "shelf" registration process. Under this shelf process, this prospectus may be used from time-to-time to offer or sell our debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees and units consisting of any of the securities listed above.

        As permitted by the rules of the SEC, this prospectus omits the plan of distribution for any offering of our securities. Before selling any security hereunder, we will file a prospectus supplement with the SEC, which we will deliver with this prospectus, and which will describe specific information about the proposed sale. In each prospectus supplement, we will include the following information:

  •
  the amount and type of security we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the plan of distribution, including the names of any underwriters, agents or dealers through or to which the securities will be sold;

  •
  any compensation to those underwriters, agents or dealers, including any discounts or commissions; and

  •
  any other material information about such offering and sale of our securities, including information about any securities exchanges or automated quotations systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        Unless otherwise noted, or the context otherwise requires, "TRI Pointe" and the terms the "Company," "we," "us" and "our" refer collectively to TRI Pointe Group, Inc. and its consolidated subsidiaries. Prior to any purchase of our securities hereunder, you should read this prospectus and any accompanying prospectus supplement, together with the additional information incorporated by reference, as described in the section entitled "Incorporation of Certain Documents by Reference."

SUMMARY

        The following summary highlights selected information about us and does not contain all the information that is important to you. We encourage you to read this prospectus and any accompanying prospectus supplement in their entirety, including the information set forth under "Risk Factors" and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement. In addition, certain statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement are forward-looking statements, which involve risks and uncertainties. See "Cautionary Note Regarding Forward-Looking Statements."

The Company

        TRI Pointe was founded in April 2009, toward the end of an unprecedented downturn in the national homebuilding industry. Since then, we have grown from a Southern California fee homebuilder into a regionally focused national homebuilder with a portfolio of the following six quality homebuilding brands operating in 18 markets across ten states:

  •
  Maracay in Arizona;

  •
  Pardee Homes in California and Nevada;

  •
  Quadrant Homes in Washington;

  •
  Trendmaker Homes in Texas;

  •
  TRI Pointe Homes in California, Colorado and the Carolinas; and

  •
  Winchester Homes in Maryland and Virginia.

Corporate Information

        Our principal executive offices are located at 19540 Jamboree Road, Suite 300, Irvine, California 92612, and our telephone number is (949) 438-1400. Our internet website is www.tripointegroup.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

RISK FACTORS

        An investment in our securities involves certain risks. Please see the risk factors under the heading "Risk Factors" in our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, any risks set forth in the accompanying prospectus supplement and other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. Our business, liquidity, financial condition or results of operations could be materially adversely affected by any of these risks. The market for or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Cautionary Note Regarding Forward-Looking Statements" in this prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contain and incorporate by reference certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC, may also contain such forward-looking statements. These forward-looking statements are based on our current intentions, beliefs, expectations and predictions for the future, and you should not place undue reliance on these statements. These statements use forward-looking terminology, are based on various assumptions made by us, and may not be accurate because of risks and uncertainties surrounding the assumptions that are made.

        Factors listed in this section—as well as other factors not included—may cause actual results to differ significantly from the forward-looking statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement. There is no guarantee that any of the events anticipated by the forward-looking statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement will occur, or if any of the events occurs, there is no guarantee of what effect, if any, it will have on our operations, financial condition or share price.

        We will not update the forward-looking statements contained in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein and therein, unless otherwise required by law. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus and any accompanying prospectus supplement. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Forward-Looking Statements

        These forward-looking statements are generally accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "future," "goal," "intend," "may," "likely," "may," "might," "plan," "potential," "predict," "project," "should," "strategy," "target," "will," "would," or other words that convey the uncertainty of future events or outcomes. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, outcome of legal proceedings, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects and capital spending.

Risks, Uncertainties and Assumptions

        The major risks and uncertainties—and assumptions that are made—that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:

  •
  the effects of the ongoing novel coronavirus ("COVID-19") pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of COVID-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19;

  •
  the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;

  •
  market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

  •
  the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels;

  •
  access to adequate capital on acceptable terms;

  •
  geographic concentration of our operations, particularly within California;

  •
  levels of competition;

  •
  the successful execution of our internal performance plans, including any restructuring and cost reduction initiatives;

  •
  raw material prices and labor prices and availability;

  •
  oil and other energy prices;

  •
  the effect of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries;

  •
  the effect of weather, including the re-occurrence of drought conditions in California;

  •
  the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;

  •
  the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as COVID-19;

  •
  transportation costs;

  •
  federal and state tax policies;

  •
  the effect of land use, environmental and other governmental laws and regulations;

  •
  legal proceedings or disputes and the adequacy of reserves;

  •
  risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects;

  •
  changes in accounting principles;

  •
  risks related to unauthorized access to our computer systems, theft of our homebuyers' confidential information or other forms of cyber attack; and

  •
  other factors described in "Risk Factors."

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

        The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and any supplemental indentures or authorizing resolutions with respect to a particular series of debt securities as exhibits to current or other reports we file with the SEC. See the section entitled "Where You Can Find More Information" for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. We will make available copies of the documents for the particular series to you upon request. References below to an "indenture" are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

        Our debt securities will be general obligations of TRI Pointe Group, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

  •
  the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

  •
  the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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  the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

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  the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

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  the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

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  any collateral securing the performance of our obligations under the debt securities;

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  the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

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  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

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  the denominations in which the debt securities will be issuable, if different from minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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  any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

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  the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

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  any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

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  the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

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  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

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  whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

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  whether the debt securities will be issued in registered or bearer form and the terms of these forms;

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  whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

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  any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

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  any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

        The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as "restricted subsidiaries." The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

        Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

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  our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

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  our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

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  our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in the aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice, but without passage of time);

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  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

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  is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default"); or

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  results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

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  certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

        The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

        The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in the aggregate principal amount of such series of debt securities then outstanding (with a copy to the trustee if given by the holders) may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

        The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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  depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay the principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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  depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay the principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

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  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

        A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

        Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

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  cure any ambiguity, omission, defect or inconsistency;

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  comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

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  provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

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  create a series and establish its terms;

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  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  add a guarantor subsidiary in respect of any series of debt securities;

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  secure any series of debt securities;

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  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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  make any change that does not adversely affect the rights of any holder; or

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  conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

        With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

        Without the consent of each holder affected, we and the trustee may not:

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  reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest, including defaulted interest;

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  reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

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  make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

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  modify the ranking or priority of the debt securities;

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  make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

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  waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

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  make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

        The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

        The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

        The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person's own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

        The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK

        The rights of our stockholders are governed by Delaware law and our certificate of incorporation and bylaws. For information on how to obtain a copy of our certificate of incorporation and bylaws, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of our certificate of incorporation and bylaws and applicable provisions of Delaware law.

Common Stock

        Our certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $0.01 per share. As of March 31, 2020, there were 130,236,981 shares of common stock issued and outstanding.

        Shares of our common stock have the following rights, preferences and privileges:

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  Voting Rights.  Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by the vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on such matters that are present in person or by proxy at the meeting, except that (i) in an "uncontested election", our directors are elected by a majority of the votes cast in the election of directors and (ii) in all director elections other than "uncontested elections", our directors are elected by a plurality of the votes cast in the election of directors. "Uncontested elections" are defined as any meeting of stockholders at which directors are to be elected and the number of nominees does not exceed the number of directors to be elected. We do not have a classified board of directors.

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  Dividends.  Subject to the rights of the holders of any preferred stock that may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant.

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  Liquidation.  In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among our stockholders on a per share basis.

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  Rights and Preferences.  Our common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of our stockholders are subject to, and may be materially and adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

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  Merger.  In the event that we merge or consolidate with or into another entity, holders of each share of our common stock will be entitled to receive the same per share consideration.

        The Company adopted and maintains the 2013 Long-Term Incentive Plan (the "LTIP"), which, as amended and/or restated to date, provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units and performance awards to eligible participants, which includes our officers, directors, employees and consultants, and persons expected to become officers, directors, employees or consultants of the Company. As of March 31, 2020, the Company had outstanding awards to acquire approximately 4,158,194 shares of its common stock under the LTIP, and had reserved approximately 5,318,795 additional shares of its common stock for future issuances under the LTIP.

Preferred Stock

        Our charter provides that our board of directors has the authority, without action by our stockholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix for each class or series the powers, rights, preferences and privileges of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of our common stock. There are currently no shares of preferred stock outstanding. Any issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Certain Anti-Takeover Effects of Provisions of Our Charter and Bylaws

        Our charter and bylaws and Delaware law contain provisions that may delay or prevent a transaction or a change in control of the Company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders, which could materially and adversely affect the market price of our common stock. Certain of these provisions are described below.

Selected Provisions of Our Charter and Bylaws

        Our charter and bylaws contain anti-takeover provisions that:

  •
  authorize our board of directors, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

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  require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

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  specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors or our chief executive officer;

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  establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a meeting of our stockholders;

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  provide that our bylaws may be amended by our board of directors without stockholder approval;

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  allow the directors to establish the size of our board of directors by action of the board, subject to a minimum of three members;

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  provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of directors may be filled only by a majority of directors then in office, even though less than a quorum;

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  do not give our stockholders cumulative voting rights with respect to the election of directors; and

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  prohibit us from engaging in certain business combinations with any "interested stockholder" unless specified conditions are satisfied, as described in "—Selected Provisions of Delaware Law."

Selected Provisions of Delaware Law

        The Company has opted out of Section 203 of the Delaware General Corporation Law (the "DGCL"), which regulates corporate takeovers. However, our charter contains provisions that are similar to Section 203 of the DGCL. Specifically, our charter provides that the Company may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the person became an interested stockholder, unless:

  •
  prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

  •
  upon the consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of the voting stock of the Company. This provision could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our charter and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be.

        Our charter and bylaws also provide that the Company must indemnify and advance reasonable expenses to its directors and officers, subject to the Company's receipt of an undertaking from the indemnified party. The Company is also expressly authorized to carry directors' and officers' insurance to protect the Company, its directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our charter and bylaws may discourage stockholders from bringing a lawsuit against the Company's directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company's directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. However, these provisions do not limit or eliminate the Company's rights, or those of any stockholder, to seek nonmonetary relief such as injunction or rescission in the event of a breach of a director's duty of care. Further, the aforementioned provisions do not alter the liability of directors under the federal securities laws.

        The Company maintains standard policies of insurance that provide coverage (i) to directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

        The Company has entered into an indemnification agreement with certain of its officers and each of its directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        There is currently no pending material litigation or proceeding against any of the Company's directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

        The Company's authorized but unissued shares of common stock will be available for future issuance without the approval by our stockholders, subject to applicable law and NYSE rules. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Registration Rights Agreement

        The Company is party to a registration rights agreement with the former members of TRI Pointe Homes, LLC ("TPH LLC"), the entity that was reorganized from a Delaware limited liability company into a Delaware corporation and renamed TRI Pointe Homes, Inc. in connection with its initial public offering, including certain members of the Company's management team and a third-party investor, with respect to the shares of the Company's common stock that they received as part of the TRI Pointe Homes, Inc. formation transactions. The shares are referred to collectively as the "registrable shares." On November 13, 2014, we filed with the SEC a shelf registration statement covering the registrable shares. Pursuant to the registration rights agreement, the former members of TPH LLC and their direct and indirect transferees also have demand registration rights to have the registrable shares registered for resale, and, in certain circumstances, the right to make "piggy-back" sales of the registrable shares under registration statements the Company might file in connection with future public offerings.

        Notwithstanding the foregoing, the registration rights are subject to cutback provisions, and the Company is permitted to suspend the use, from time to time, of the prospectus that is part of the shelf registration statement (and therefore suspend sales under the shelf registration statement) for certain periods, referred to as "blackout periods."

Listing

        Our common stock trades on the NYSE under the trading symbol "TPH."

Transfer Agent

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us:

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids, in accordance with Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public on the SEC's internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

        In addition, our common stock is listed on the NYSE and similar information concerning us can be inspected and copied at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND INCORPORATED BY REFERENCE HEREIN AND THEREIN. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (other than portions of these documents that are furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 13, 2020, incorporated by reference therein), filed with the SEC on February 19, 2020;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on April 23, 2020;

  •
  our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 2, 2020, January 3, 2020, April 23, 2020 (other than Item 2.02), May 15, 2020 and June 2, 2020; and

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 28, 2013.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus is a part will be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by requesting them in writing or by telephone from the Company at the following address and telephone number: 19540 Jamboree Road, Suite 300, Irvine, California 92612, Attention: Investor Relations, Telephone: (949) 478-8696. You may also obtain these documents from the SEC or through the SEC's website, as described above.

        Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

 LEGAL MATTERS

        In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplements, certain legal matters with respect to the validity of those securities and the related guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP, certain legal matters with respect to the validity of those securities and the related guarantees under Washington law will be passed upon by Fikso Kretschmer Smith Dixon Ormseth PS, certain legal matters with respect to the validity of those securities and the related guarantees under Arizona law will be passed upon by Titus Brueckner & Levine PLC, certain legal matters with respect to the validity of those securities and the related guarantees under Nevada law will be passed upon by McDonald Carano LLP and certain legal matters with respect to the validity of those securities and the related guarantees under Texas law will be passed upon by Chapoton Sanders Scarborough, LLP. The validity of those securities and the related guarantees will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as an expert in accounting and auditing.

$300,000,000

TRI Pointe Group, Inc.

        % Senior Notes due 2028

PRELIMINARY PROSPECTUS SUPPLEMENT

June     , 2020

Joint Book-Running Managers

Citigroup

J.P. Morgan

Wells Fargo Securities

Credit Suisse

US Bancorp

Co-Managers

Fifth Third Securities
SunTrust Robinson Humphrey
BMO Capital Markets
Regions Securities LLC
Zelman Partners LLC